Exhibit 10.15

(English Translation)

Contract

Project Name: JUNLI-PORTAL

Party A:

Suzhou Journey World Commercial Service Co., Ltd.

Party B:

Excelerate Technology (China) Ltd.

Suzhou Journey World Commercial Service Co., Ltd. (“Party A”) and Excelerate Technology (China) Ltd. (“Party B”) entered into this contract in respect of JUNLI-PORTAL (the “Project”). To clarify the rights and obligations of the parties and to promote the cooperation between the parties, pursuant to provisions of Contract Law of the People’s Republic of China, the parties hereby agree as follows:

1.

The Project

Based on Party A’s requirements, Party B shall develop a web portal for RMB576,900. (Project details shall be prepared by Party B after full study in accordance with Party A’s requirements and approved by Party A in writing. Please refer to Attachment 2 for Party A’s requirements.)

2.

Term of Service

a.

Term of this contract shall be from July 18, 2008 to December 19, 2008 (subject to inspection and acceptance)

b.

The Project shall enter into maintenance period upon inspection and acceptance thereof, and details of said maintenance are set out in Attachment 3.

c.

Party B shall commence the development period upon the execution of this contract, and shall put PORTAL into use prior to October 15, 2008, the trial period of which shall be 2 weeks.

d.

Party A shall make suggestions on the improvement of PORTAL within the trial period, and Party B shall make such improvement accordingly. If no suggestion is made by Party A, Party A shall conduct inspection and acceptance within 1 week upon the expiry of trial period.

3.

Contract Amount

The contract amount of the development of this Project shall be RMB Five Hundred Seventy Six Thousand and Nine Hundred Yuan (¥576,900.00).

4.

Payment

a.

Party A shall make payment of all costs of this Project, the amount of which shall be RMB Five Hundred Seventy Six Thousand and Nine Hundred Yuan (¥576,900.00), to Party B within 1 week upon receipt of the task list of this Project prepared by Party B.

b.

Please refer to Maintenance Contract for maintenance of the system.

5.

Obligations of the Parties

Obligations of Party A:

a.

To appoint certain staff to assist with the research and study of the Project.

b.

To appoint certain staff to confirm the demand and design of the Project.

c.

To appoint certain staff to assist with collection and provision of relevant materials and supportive software in connection with the development of the Project.

d.

To facilitate Party B’s work.

Obligations of Party B:

a.

To report the status of the Project to Party A on a regular basis.

b.

To provide relevant training programs for Party A in respect of the maintenance of system, design and user application of the Project, etc.

c.

To secure the status of the Project by making relevant personnel arrangement in accordance with the status as planned.

d.

To provide a complete set of documents regarding installation, application, training and design upon completion of the Project.

e.

To give advice for free for 1 year.

6.

Liability of Breach

a.

The parties shall perform their obligations hereunder in good faith. If any party performs its obligations hereunder by means of fraud, duress or violence actions, the other party shall have the right to terminate this contract and claim losses so incurred against the other party.

b.

Party B shall complete its work within the time period provided in Article 2 hereof, failing which a late fee at the daily rate of 5‰ of the amount outstanding shall be paid by Party B to Party A.

c.

Party A shall make payment to Party B pursuant to provisions hereof, otherwise a late fee at the rate of 5‰ of the total amount per day shall be payable to Party B.

d.

Either Party A or Party B shall be liable for any failure of performance of this contract due to its own causes as appropriate.

7.

Exemption of Liabilities

a.

Neither party shall be liable for interruption of services due to causes such as maintenance and repairs conducted by telecom department.

b.

Neither party shall be liable for interruption of services due to force majeure events such as change of laws and regulations, natural disaster etc.

8.

Dispute Resolution

a.

Any dispute arising out of this contract shall be resolved by the parties through amicable negotiation.

b.

The parties agree to submit such dispute for arbitration if they fail to resolve such dispute through negotiation.

9.

Effectiveness and Miscellaneous

a.

This contract shall be executed in six originals, three of which shall be retained by each party. This contract shall come into effect upon executed by the parties and affixed with corporate seals.

b.

Attachment hereto shall have the same effect as this contract.

c.

Any supplemental agreement to this contract as agreed by the parties during the implementation of this contract shall come into effect upon executed by the parties and affixed with corporate seals, which shall constitute a part of this contract.

d.

An audit shall be conducted upon the completion of this Project, and the amount of the Project shall be subject to the audit. Any matter that is not provided herein shall be negotiated by the parties.

e.

Any title to the second development of the PORTAL website customized by Party B for Party A shall be owned by Suzhou Journey World Commercial Service Co., Ltd., which shall not be used by Party B for any other commercial purpose without Party A’s permission.

[Remainder of Page Intentionally Left Blank]

Party A:	Suzhou Journey World Commercial Service Co., Ltd.
Address:	20/F, 200 Taicang Road, Luwan District, Shanghai 200020
Legal or Authorized Representative: [corporate seal]
Date:	July 18, 2008

Party B:	Excelerate Technology (China) Ltd.
Address:	17/F, 200 Taicang Road, Luwan District, Shanghai 200020
Legal or Authorized Representative: [corporate seal]
Date:	July 18, 2008

Client:	Suzhou EZTripMart Business Services Co., Ltd.
Project: First stage of JUNLI-PORTAL Project No.: 20081223
Prepared By:	Excelerate	Date:	12/23/2008

Excelerate Technology (China) Ltd.

Inspection and Acceptance Report

1.

Services provided in the contract are completed and to be signed by the client for acceptance

Excelerate Technology (China) Ltd. hereby inform the client that services covered in the inspection and acceptance report are completed and to be signed by the client for acceptance.

The client acknowledges and accepts the completion of services referred in the contract by signing below.

From:	Excelerate Technology (China) Ltd.
Signed By:
Position:
Date:

To:	Suzhou Journey World Commercial Service Co., Ltd.
Signed By:
Position:
Date:

2.

Acknowledgement and acceptance of the services by the client

The client hereby acknowledges that the services and products provided and delivered by Excelerate Technology (China) Ltd. are accepted by the client in writing.

Functional Module		Man-Day
Front-end Webpage	Homepage	4.26
	Product Search	7.02
	Special Package – Romantic Island Tour	4.62
	Special Package – Family Outing	4.62
	Special Package – Relaxing	4.62
	Special Package – Luxury Spa+Golf	4.62
	Hot Products	5.82
	Hot Destination Spots	8.22
	Website Navigation	6.42
	Visa	4.62
	Car Rental	4.62
	Browsing History	5.82
	Destination Guide	8.82
	Products	7.62
	Hotels	7.02

Back-end Webpage	Homepage	4.62
	Add New Product	7.02
	Modify Product	5.82
	Search Product	5.82
	Delete Product	5.82
	Add New Hotel	7.02
	Modify Hotel	5.82
	Search Hotel	5.82
	Delete Hotel	5.82
	Add New Destination	7.02
	Modify Destination	5.82
	Search Destination	5.82
	Delete Destination	5.82
	Set-up	7.02
	New Item	7.02
	Search Item	5.82
	sms Notification	10.02
		0
Project Delivery	Implementation	1.5
	Training	1.5
	Client Testing	3.0
		Total: 203.58

Acknowledged by the Client:

sms functionality works on China Mobile, not China Netcom; functional modules confirmed; Visa page not yet capable of searches
 .

Signed By:

[signature]

Position:

Senior Leader – Tour Products

Date:

December 23, 2008